U.S. SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549

                             FORM 10-QSB


[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     FOR THE QUARTERLY PERIOD ENDED:  June 30, 2004

                                  OR

[  ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934

                  COMMISSION FILE NUMBER: 333-43126


                     MOBILE DESIGN CONCEPTS, INC.
        (Exact name of registrant as specified in its charter)


           NEVADA                                   87-0650219
     (State or other jurisdiction                  I.R.S. Employer
     of incorporation or organization)             Identification No.)

    311 South State Street, Suite 460, Salt Lake City, Utah 84111
               (Address of principal executive offices)

                            (801) 364-9262
         (Registrant's telephone number, including area code)



     (Former name, former address and former fiscal year, if changed since last report)

Check whether the issuer (1) has filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such report(s), and (2) has been subject to such filing
requirements for the past 90 days.               YES [X]  NO [  ]

The number of $.001 par value common shares outstanding at June 30, 2004:
4,812,800

                    PART I - FINANCIAL INFORMATION


ITEM 1.   FINANCIAL STATEMENTS

     See attached.

                       MOBILE DESIGN CONCEPTS, INC.
                       [A Development Stage Company]

                 UNAUDITED CONDENSED FINANCIAL STATEMENTS

                               JUNE 30, 2004

                       MOBILE DESIGN CONCEPTS, INC.
                       [A Development Stage Company]




                                 CONTENTS

                                                               PAGE

        -  Unaudited Condensed Balance Sheets,
            June 30, 2004 and December 31, 2003                  2


        -  Unaudited Condensed Statements of Operations,
            for the three and six months ended June 30, 2004
            and 2003 and for the period from inception on
            March 10, 2000 through June 30, 2004                 3


        -  Unaudited Condensed Statements of Cash Flows,
            for the six months ended June 30, 2004
            and 2003 and for the period from inception on
            March 10, 2000 through June 30, 2004                 4


        -  Notes to Unaudited Condensed Financial Statements   5 - 9

                       MOBILE DESIGN CONCEPTS, INC.
                       [A Development Stage Company]

                    UNAUDITED CONDENSED BALANCE SHEETS


                                  ASSETS

                                           June 30,   December 31,
                                             2004         2003
                                         ___________  ___________
CURRENT ASSETS:
  Cash                                    $   25,294   $   34,564
                                         ___________  ___________
        Total Current Assets                  25,294       34,564
                                         ___________  ___________
                                          $   25,294   $   34,564
                                         ___________  ___________



                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                        $      475   $      685
  Accounts payable - related party                 -        5,045
                                         ___________  ___________
        Total Current Liabilities                475        5,730
                                         ___________  ___________

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value,
   1,000,000 shares authorized,
   no shares issued and outstanding                -            -
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   4,812,800 shares issued and
   outstanding                                 4,813        4,813
  Capital in excess of par value              68,770       68,770
  Deficit accumulated during the
   development stage                        (48,764)     (44,749)
                                         ___________  ___________
        Total Stockholders' Equity            24,819       28,834
                                         ___________  ___________
                                          $   25,294   $   34,564
                                         ___________  ___________






NOTE:   The balance sheet at December 31, 2003 was taken from the audited financial statements at that date and condensed.


 The accompanying notes are an integral part of these unaudited condensed financial statements.

                       MOBILE DESIGN CONCEPTS, INC.
                       [A Development Stage Company]

               UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

                                                                      From
                                                                   Inception
                                                                       on
                          For the Three          For the Six        March 10,
                           Months Ended          Months Ended         2000
                             June 30,               June 30,          Through
                        ____________________  ____________________   June 30,
                           2004       2003       2004       2003       2004
                        _________  _________  _________  _________   ________
REVENUE                  $     -   $      -   $      -   $      -    $      -

EXPENSES:
  General and
   administrative          1,710      1,395      4,015      4,005      10,589
                        _________  _________  _________  _________   ________
LOSS BEFORE OTHER
  INCOME (EXPENSE)        (1,710)    (1,395)    (4,015)    (4,005)    (10,589)

OTHER INCOME (EXPENSE)
  Tax refund                   -          -          -          -          24
                        _________  _________  _________  _________   ________
LOSS BEFORE INCOME TAXES  (1,710)    (1,395)    (4,015)    (4,005)    (10,565)

CURRENT TAX EXPENSE            -          -          -          -           -

DEFERRED TAX EXPENSE           -          -          -          -           -
                        _________  _________  _________  _________   ________
LOSS FROM CONTINUING
  OPERATIONS              (1,710)    (1,395)    (4,015)    (4,005)    (10,565)
                        _________  _________  _________  _________   ________
DISCONTINUED OPERATIONS:
  Loss from operations
   of discontinued
   mobile kiosk business
  (net of $0 in income
   taxes)                      -          -          -          -     (38,199)
  Gain (loss) on disposal
   of discontinued
   operations (net of
   $0 in income taxes)         -          -          -          -           -
                        _________  _________  _________  _________   ________
LOSS FROM DISCONTINUED
  OPERATIONS                   -          -          -          -     (38,199)
                        _________  _________  _________  _________   ________

NET LOSS                 $(1,710)  $ (1,395)  $ (4,015)  $ (4,005)   $(48,764)
                        _________  _________  _________  _________   ________

LOSS PER COMMON SHARE:
  Continuing operations  $  (.00)  $   (.00)  $   (.00)  $   (.00)   $   (.00)
  Operations of
   discontinued mobile
   kiosk business              -          -          -          -        (.01)
  Gain (loss) on
   disposal of
   discontinued
   operations                  -          -          -          -           -
                        _________  _________  _________  _________   ________
Net Loss Per
 Common Share           $   (.00)  $   (.00)  $   (.00)  $   (.00)    $  (.01)
                        _________  _________  _________  _________   ________

 The accompanying notes are an integral part of these unaudited condensed financial statements.

                       MOBILE DESIGN CONCEPTS, INC.
                       [A Development Stage Company]

               UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS


                                            For the Six      From Inception
                                            Months Ended      on March 10,
                                              June 30,        2000 Through
                                         ___________________    June 30,
                                            2004      2003        2004
                                         _________  ________   __________
Cash Flows from Operating Activities:
 Net loss                                $  (4,015)  $(4,005)  $  (48,764)
 Adjustments to reconcile net
  loss to net cash used by
  operating activities:
   Depreciation                                  -         -       10,030
   Impairment loss                               -         -       13,312
   Changes in assets and liabilities:
    Increase (decrease) in
     accounts payable                         (210)     (922)         475
    Increase in accounts
     payable - related party                (5,045)        -            -
                                         _________  ________   __________
        Net Cash (Used)
         by Operating Activities            (9,270)   (4,927)     (24,947)
                                         _________  ________   __________

Cash Flows from Investing Activities:
 Proceeds from sale of
   property and equipment                        -     5,575        5,575
 Payments for property and equipment             -         -      (28,917)
                                         _________  ________   __________
        Net Cash Provided (Used)
         by Investing Activities                 -     5,575      (23,342)
                                         _________  ________   __________

Cash Flows from Financing Activities:
 Proceeds from issuance of common stock          -         -       87,200
 Payments for stock offering costs               -         -      (13,617)
 Proceeds from line of credit                    -         -       10,606
 Payments on line of credit                      -         -      (10,606)
                                         _________  ________   __________
        Net Cash Provided
         by Financing Activities                 -         -       73,583
                                         _________  ________   __________

Net Increase (Decrease) in Cash             (9,270)      648       25,294


Cash at Beginning of Period                 34,564    36,584            -
                                         _________  ________   __________

Cash at End of Period                    $  25,294  $ 37,232   $   25,294
                                         _________  ________   __________

Supplemental Disclosures of Cash Flow Information:
 Cash paid during the period for:
   Interest                              $      -   $      -   $      465
   Income taxes                          $      -   $      -   $        -

Supplemental Schedule of Non-cash Investing and Financing Activities:
  For the six months ended June 30, 2004 and June 30, 2003:
     None



 The accompanying notes are an integral part of these unaudited condensed financial statements.

                       MOBILE DESIGN CONCEPTS, INC.
                       [A Development Stage Company]

             NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - Mobile Design Concepts, Inc. ("the Company") was organized under the laws of the State of Nevada on March 10, 2000. The Company was formed to design, manufacture, and lease mobile kiosks and other structures. The Company discontinued its mobile kiosk business effective December 31, 2002 [See Note 2] and is currently considering other business opportunities. The Company has not yet generated significant revenues and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows June 30, 2004 and 2003 and for the periods then ended have been made.

  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2003 audited financial statements. The results of operations for the periods ended June 30, 2004 and 2003 are not necessarily indicative of the operating results for the full year.

  Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Property and Equipment - Property and equipment are stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in
  service.   Expenditures  for  maintenance  and  repairs  are  charged   to
  operating expense as incurred. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, which ranges from three to ten years. The Company has adopted Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 modifies previous disclosure requirements and requires additional disclosure for assets held for sale.

  Revenue Recognition - The Company previously recognized revenue based on the terms of lease agreements with third parties. The Company currently has no sources of revenue.

  Discontinued Operations - The Company has adopted Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 modifies previous disclosures and requires additional disclosures for discontinued operations and the assets associated with discontinued operations.

                       MOBILE DESIGN CONCEPTS, INC.
                       [A Development Stage Company]

             NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" [See Note 9].

  Accounting  Estimates  -  The  preparation  of  financial  statements   in
  conformity  with generally accepted accounting principles  in  the  United
  States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", and SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", were recently issued. SFAS No. 149 and 150 have no current applicability to the Company or their effect on the financial statements would not have been significant.

  Reclassification - The financial statements for periods prior to June 30, 2004 have been reclassified to conform to the headings and classifications used in the June 30, 2004 financial statements.

NOTE 2 - DISCONTINUED OPERATIONS

  On December 31, 2002, the Company discontinued its mobile kiosk business and in March 2003 the Company's President resigned. The Company has accounted for this disposal in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".

  The following is a summary of the results of operations of the Company's discontinued mobile kiosk business:

                          For the Three     For the Six     From Inception
                           Months Ended     Months Ended     on March 10,
                             June 30,         June 30,       2000 Through
                      __________________  _________________    June 30,
                          2004     2003     2004     2003        2004
                      ________  ________  ________  _______   __________
    Revenue           $      -  $      -  $      -  $     -   $   4,800
    General and
      administrative         -         -         -        -     (29,222)
    Impairment loss          -         -         -        -     (13,312)
    Interest expense         -         -         -        -        (465)
                      ________  ________  ________  _______   __________
    Net loss          $      -  $      -  $      -  $     -   $ (38,199)
                      ________  ________  ________  _______   __________

                       MOBILE DESIGN CONCEPTS, INC.
                       [A Development Stage Company]

             NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 - LEASE AGREEMENT

  The Company had leased its modular structure and beverage equipment; however, the agreement was terminated during 2002.

NOTE 4 - LEASE PROPERTIES

  On December 31, 2002, the Company discontinued its mobile kiosk business. In accordance with the Company's plan of disposal, the carrying amount of leased properties were reduced to their net realizable value. The Company determined to divide and sell off its leased properties. In January 2003, the Company sold its beverage equipment for $5,575. Due to the difficulty of moving the kiosk, the Company expected the sale of its remaining lease property to raise only nominal amounts, if the Company was able to sell the lease property at all. In December 2002, the Company recognized an impairment loss of $13,312 to reduce the carrying amount of the leased properties to their net realizable value. The Company was actively seeking a buyer to purchase its leased properties. The Company could not find a buyer and abandoned the lease property during the six months ended June 30, 2003.

  The modular structure and the beverage equipment were depreciated over their estimated useful lives of ten and three years, respectively. Depreciation expense for the six months ended June 30, 2004 and 2003 amounted to $0 and $0, respectively.

NOTE 5 - CAPITAL STOCK

  Preferred Stock - The Company has authorized 1,000,000 shares of preferred stock with a $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at June 30, 2004 and December 31, 2003.

  Common Stock - The Company has authorized 50,000,000 shares of common stock with a $.001 par value. In June 2001, the Company sold 312,800 shares of its previously authorized but unissued common stock for cash of $78,200, or $.25 per share. Stock offering costs of $13,617 were offset against the proceeds.

  During April 2000, in connection with its organization, the Company issued 4,500,000 shares of its previously authorized but unissued common stock for cash of $9,000, or $.002 per share.

NOTE 6 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at June 30, 2004 an operating loss carryforwards of approximately $48,700 which may be applied against future taxable income and which expire in various years through 2024.

                       MOBILE DESIGN CONCEPTS, INC.
                       [A Development Stage Company]

             NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 6 - INCOME TAXES [Continued]

  The  amount of and ultimate realization of the benefits from the  deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the deferred tax assets, the Company has established a valuation allowance equal to their tax effect and, therefore, no deferred tax asset has been recognized. The net deferred tax assets, which include the net operating loss and the difference between the book and tax basis of depreciable assets, are approximately $7,300 and $6,700 as of June 30, 2004 and December 31, 2003, respectively, with an offsetting valuation allowance of the same amount. The change in the valuation allowance for the six months ended June 30, 2004 is approximately $600.

NOTE 7 - RELATED PARTY TRANSACTIONS

  Accounts Payable - Officers and shareholders of the Company have paid expenses on behalf of the Company totaling $5,045. These funds are due on demand and bear no interest. In May 2004, the Company paid back the $5,045 to the officers and shareholders.

  Management Compensation - For the six months ended June 30, 2004 and 2003, the Company did not pay any compensation to any officer or director of the Company.

  Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his offices as a mailing address, as needed, at no expense to the Company. The cost value of this service is considered nominal and, therefore, has not been recorded as an expense by the Company.

NOTE 8 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                       MOBILE DESIGN CONCEPTS, INC.
                       [A Development Stage Company]

             NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 9 - LOSS PER SHARE

  The following data shows the amounts used in computing loss per share:

                          For the Three       For the Six      From Inception
                           Months Ended       Months Ended      on March 10,
                             June 30,           June 30,        2000 Through
                     ____________________  ____________________   June 30,
                        2004      2003       2004       2003        2004
                     _________  _________  _________  _________   _________
  Loss from
   continuing
   operations
   (numerator)       $ (1,710)  $ (1,395)  $ (4,015)  $ (4,005)   $ (10,565)

  Loss from
   discontinued
   operations
   (numerator)               -          -          -          -    (38,199)

  Gain (loss)
   on disposal
   of discontinued
   operations
   (numerator)               -          -          -          -           -
                     _________  _________  _________  _________   _________
  Loss available
   to common
   shareholders
   (numerator)       $ (1,710)  $ (1,395)  $ (4,015)  $ (4,005)   $(48,764)
                     _________  _________  _________  _________   _________
  Weighted average
   number of
   common shares
   outstanding
   for the period
   (denominator)     4,812,800  4,812,800  4,812,800  4,812,800   4,650,450
                     _________  _________  _________  _________   _________

  Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

ITEM 2:  MANAGEMENT'S DISCUSSION & ANALYSIS OR PLAN OF OPERATIONS

PLAN OF OPERATIONS.

     The company was incorporated under the laws of Nevada on March 10, 2000, is a small start up company that has not yet generated significant revenues from operations and is considered a development stage company. In August, 2000, the Company filed a registration statement on Form SB-2 with the U.S. Securities & Exchange Commission under the Securities Act of 1933, to register the offering, on a "best efforts, no minimum" basis, of up to 500,000 shares of $.001 par value common stock, at a price of $.25 per share. This registration statement was declared effective on May 14, 2001. The Company sold 312,800 shares of common stock and raised gross proceeds of $78,200 pursuant to this offering. The offering closed June 27, 2001. The Company then began to use the offering proceeds to continue to provide general working capital for its proposed business operations to design and manufacture mobile kiosks for use as drive-through beverage units. Since management's determination is that this business was not successful, operations were discontinued as of December 31, 2002.

     Management's plan of operation for the next twelve months is to continue using the capital remaining from the offering to provide general working capital during the next twelve months to continue in existence while management seeks other business opportunities. The Company has limited operating capital and no income producing assets. At this time, we do not know how long it will be necessary to fund necessary expenditures from existing capital. The Company is not presently engaged in any significant business activities and has no operations. Presently the Company's principal activity has been to investigate potential acquisitions. However, the Company has not located any suitable potential business acquisition and has no plans, commitments or arrangements with respect to any potential business venture. There is no assurance the Company could become involved with any business venture, especially any business venture requiring significant capital. We do not anticipate any capital commitments for product research and development or significant purchases of plant or equipment, or any change in the number of employees. Since the business was unsuccessful, investors have lost the money invested and management will not attempt to pursue further efforts with respect to this business, and it is unlikely the Company would have the financial ability to do so in any event. Instead management will call a shareholders meeting to decide whether to liquidate the Company or what direction the Company will pursue, if any.

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed and has not been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

ITEM 3. CONTROLS AND PROCEDURES.

     The issuer's principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the issuer and have:

     designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the issuer, including its consolidated subsidiaries, is made known to them by others within those entities, particularly during the period in which the periodic reports are being prepared;

     designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

     evaluated the effectiveness of the issuer's disclosure controls and procedures as of the end of the fiscal quarter (the "Evaluation Date").

     Based on their evaluation as of the Evaluation Date, their conclusions about the effectiveness of the disclosure controls and procedures were that nothing indicated:

     any significant deficiencies in the design or operation of internal controls which could adversely affect the issuer's ability to record, process, summarize and report financial data;

     any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; or

     any material weaknesses in internal controls that have been or should be identified for the issuer's auditors and disclosed to the issuer's auditors and the audit committee of the board of directors (or persons fulfilling the equivalent function).

     Changes in internal control over financial reporting. There was no significant change in the issuer's internal control over financial reporting that occurred during the most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the issuer's internal control over financial reporting.

                     PART II - OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

     The Company is not a party to any material pending legal proceedings. No such action is contemplated by the Company nor, to the best of its knowledge, has any action been threatened against the Company.

ITEM 2.  CHANGES IN SECURITIES AND USE OF PROCEEDS

     (a) No instruments defining the rights of the holders of any class of registered securities have been materially modified.

     (b) No rights evidenced by any class of registered securities have been materially limited or qualified by the issuance or modification of any other class of securities.

     (c) During the period covered by this report, there were not any securities that the issuer sold without registering the securities under the Securities Act.

     (d) In August, 2000, the Company filed a registration statement on Form SB-2 with the U.S. Securities & Exchange Commission under the Securities Act of 1933, to register the offering, on a "best efforts, no minimum" basis, of up to 500,000 shares of $.001 par value common stock, at a price of $.25 per share. This registration statement was declared effective on May 14, 2001.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

     There has not been any material default in the payment of principal, interest, a sinking or purchase fund installment, or any other material default not cured within 30 days, with respect to any indebtedness of the issuer exceeding 5 percent of the total assets of the issuer.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     No matter has been submitted to a vote of security holders during the period covered by this report, through the solicitation of proxies or otherwise.

ITEM 5.  OTHER INFORMATION

     None.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

     (a)  Exhibits required by Item 601 of Regulation S-B.

          31. Certifications required by Rules 13a-14(a) or 15d-14(a).

          32. Section 1350 Certifications

     (b) Reports on Form 8-K. No reports on Form 8-K were filed during the quarter for which this report is filed.

                              SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         Mobile Design Concepts, Inc.



Date:  July 20, 2004     by:        /s/ Lynn Dixon

                         Lynn Dixon, President and Secretary/Treasurer